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                                                                   EXHIBIT 10.21


                                   AGREEMENT

This agreement is made between United States Telecommunications, Inc. (Tel), and Prime Equities Group, Inc. (Prime).

Whereas:     Tel shall cause Seventy-two (72,500) Thousand Five Hundred authorized and/or issued Common Shares of Tel, a Florida Corporation to be issued to Prime or its assign.

Whereas:     Tel guarantees that Prime or its assign shall, at all times, have an option to purchase addition Tel Shares at Five (5) cents per share in order to avoid dilution with respect to the percentage of Tel that said Seventy-two (72,500) Thousand Five Hundred Shares represents.

Whereas:     The Consideration for said purchase shall be Seventy-two Thousand
Five Hundred (72,500) Dollars, paid to United States Telecommunications, Inc., by or through Prime Equities Group, Inc.

Further:     Tel acknowledges that the Board of Directors have adopted a resolution approving this agreement.

Facsimile signatures are deemed as original for the purpose of this document.


Agreed upon this ______ day of ___________, 1999.


                                           /s/ Richard F. Inzer          12/1/99
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Richard Pollara           Date             Prime Equities Group, Inc.    Date
President
United States Telecommunications, Inc.


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Notary                                     Date